Exhibit 99.1

Dolphin Entertainment Reports Second Quarter 2026 Results

Q2'26 Revenue Rises 2.5% YoY to $14.4 Million; H1'26 Revenue Up 3.8% YoY to $27.2 Million

MIAMI, FL / ACCESS Newswire / August 12, 2026 / Dolphin (NASDAQ:DLPN), a leading entertainment marketing and premium content production company, today announced its financial results for the second quarter ended June 30, 2026.

Bill O'Dowd, CEO of Dolphin, commented:

“Total revenue for the second quarter grew 2.5% year-over-year to $14.4 million, and revenue for the first half of 2026 grew 3.8% to $27.2 million, continuing the top-line growth trend we saw in the first quarter. Our underlying business performed well across the portfolio this quarter.

Turning to the bottom line, net loss increased slightly to $1.6 million from $1.4 million in the prior year period. The net loss was impacted by retention bonuses paid to certain employees during the quarter ended June 30, 2026 in the amount of $360,000 and increased legal and professional fees, including approximately $360,000 of litigation-related legal costs. The retention bonuses are not intended to recur and the legal fees are expected to moderate going forward. Taken together, we believe the underlying trajectory of the business remains strong, and we expect a meaningful sequential improvement in profitability in the third quarter as both headwinds subside.

I'd like to also reiterate that following several years of acquisitions and growth-related investment, Dolphin is well positioned to realize the benefits of that work. We continue to operate in highly attractive sectors, and with rising underlying profitability, modest capex requirements, and approximately $127 million in NOL carryforwards, we remain confident in our ability to generate meaningful free cash flow in the periods ahead. Finally, with insiders holding a substantial stake in the company, management remains deeply aligned with shareholders in the pursuit of long-term value. In fact, under the 10(b)(5) buying plan currently in place for myself, I expect to own over 5% of the DLPN common stock in the next week or two.

A few other recent highlights: we continue to make progress with our DealMaker partnership and remain on track to bring our first deal to market this year, and we launched Graviteur Studios, a new creator-led content venture with KYNETIC Media Ventures. We would also remind investors that our bank debt matures in just over two years, which will free up nearly $2.2 million in annual principal and interest payments, and we continue to anticipate roughly $1 million in annualized lease savings once our large New York City and Los Angeles leases expire in the second half of 2027. Given our NOLs, which substantially shield us from cash taxes, the bulk of these combined savings should flow directly to the bottom line, providing a further tailwind to free cash flow.”

Q2 2026 and Recent Highlights

•	Total revenue for the three months ended June 30, 2026, was $14.4 million, an increase of 2.5% from $14.1 million last year. Total revenue for the six months ended June 30, 2026, was $27.2 million, an increase of 3.8% from $26.3 million last year.
•	Operating loss was $1.0 million for the three months ended June 30, 2026, compared to an operating loss of $0.1 million for the three months ended June 30, 2025.
•	Operating expenses for Q2 2026 were $15.5 million, including non-cash expenses of $0.5 million related to depreciation and amortization, approximately $0.4 million of non-recurring retention bonuses at certain subsidiaries, and legal and professional fees higher than usual due to litigation costs of approximately $0.4 million. This compares to operating expenses of $14.1 million in Q2 2025.
•	Net loss for Q2 2026 was $1.6 million as compared to a net loss of $1.4 million for Q2 2025.
•	Basic and diluted loss per share for Q2 2026 was $(0.13) based on 12,848,706 weighted average shares outstanding, compared to basic and diluted loss per share in Q2 2025 of $(0.13) based on 11,168,572 and 11,232,511 weighted average shares outstanding, respectively.
•	Adjusted EBITDA for Q2 2026 was approximately $243,000, compared to approximately $628,000 in Q2 2025. Adjusted EBITDA basic and diluted earnings per share for Q2 2026 was $0.02 based on 12,848,706 weighted average shares outstanding, compared to $0.06 basic earnings per share for Q2 2025 based on 11,168,572 weighted average shares outstanding and $0.04 fully diluted earnings per share for Q2 2025 based on 17,426,405 weighted average shares outstanding.
•	Cash and cash equivalents were $7.7 million as of June 30, 2026, compared to $8.8 million as of December 31, 2025.

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Dolphin

•	Launched Graviteur Studios, a creator-led, content venture, in partnership with KYNETIC Media Ventures
•	Continued to advance the DealMaker partnership, targeting the Company's first deal to market later this year
•	Subsidiaries and clients had a successful showing at the Cannes Lions Festival of Creativity and the Cannes Film Festival
•	Subsidiaries powered high-profile campaigns at San Diego Comic-Con 2026

42West

•	Delivered a standout film and TV slate at the 25th Tribeca Film Festival
•	Landed multiple nominations for clients at the 78th Emmy Awards
•	Drove high-profile campaigns at Anime Expo 2026 for Nebula17, TOHO International and GKIDS

Shore Fire Media

•	Client Handcraft Entertainment partnered with Takasago to develop fragrances, flavors and consumer products defining the world of “global” J-Pop

The Door

•	Named Agency of Record for Palm Tree Crew amid the lifestyle brand's expansion into hospitality, real estate and golf
•	The Door's DISRPT division represented U.S. SailGP around major U.S. race events

Elle Communications

•	Clients took the stage at the NEXUS Global Summit 2026

The Digital Dept.

•	Partnered with Vidcon to power a featured creator gifting lounge at Vidcon Anaheim 2026

Conference Call Information

To participate in this event, dial in approximately 5 to 10 minutes before the beginning of the call.

Date: August 12, 2026

Time: 4:30pm ET

Toll Free: 888-506-0062 International: 973-528-0011 Participant Access Code: 402529

Webcast: https://www.webcaster5.com/Webcast/Page/2225/54390

Replay

Toll Free: 877-481-4010 International: 919-882-2331 Replay Passcode: 403685

Webcast Replay: https://www.webcaster5.com/Webcast/Page/2225/54390

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This press release contains 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, Dolphin Entertainment Inc.'s (DLPN) offering of common stock as well as expected financial and operational results and the related assumptions underlying its expected results. These forward-looking statements are distinguished by the use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, Dolphin Entertainment's actual results may differ materially from the results discussed in its forward-looking statements. Dolphin Entertainment's forward-looking statements contained herein speak only as of the date of this press release. Factors or events Dolphin Entertainment cannot predict, including those described in the risk factors contained in its filings with the Securities and Exchange Commission, may cause its actual results to differ from those expressed in forward-looking statements. Although Dolphin Entertainment believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved, and Dolphin Entertainment undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

CONTACT:

James Carbonara

HAYDEN IR

(646)-755-7412

james@haydenir.com

ABOUT DOLPHIN:

Dolphin (NASDAQ:DLPN) is where cultural creation meets marketing execution. Founded in 1996 by Bill O'Dowd, Dolphin operates as both a venture studio - developing and investing in breakthrough content, products and experiences - and a marketing consortium, featuring leading agencies across every communications discipline.

At its core, the venture studio creates, produces, finances, markets and promotes new businesses and cultural ideas - ranging from acclaimed film, television and digital content to consumer goods, live events and partnerships that define entertainment and lifestyle. Surrounding this entrepreneurial engine, Dolphin's marketing prowess brings together best-in-class firms including 42West, The Door, Shore Fire Media, Elle Communications, Special Projects and The Digital Dept. Together, this collective delivers unmatched cross-marketing expertise and relationships across every vertical of pop culture - from film, television, music, influencers, sports, hospitality and fashion to consumer brands and purpose-driven initiatives. Dolphin marketing has been the recipient of many accolades, including No. 1 Agency of the Year on the Observer PR Power List in 2025, The PR Net 100 and the PRNEWS Agency Elite Top 120.

Follow us on Instagram.

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DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current
Cash and cash equivalents	$7,665,608	$8,756,585
Restricted cash	925,004	925,004
Accounts receivable:
Trade, net of allowance of $411,806 and $1,327,808, respectively	7,025,142	7,848,970
Other receivables	5,825,228	5,243,931
Other current assets	929,970	1,179,498
Total current assets	22,370,952	23,953,988

Capitalized production costs, net	516,574	520,338
Employee receivable	1,228,085	1,196,085
Right-of-use assets	2,207,557	3,012,941
Goodwill	21,507,944	21,507,944
Intangible assets, net	6,852,855	7,898,607
Property, equipment and leasehold improvements, net	27,320	50,961
Other long-term assets	189,151	189,296
Total Assets	$54,900,438	$58,330,160

LIABILITIES
Current
Accounts payable	$2,515,443	$3,096,715
Term loans, current portion	1,890,056	1,813,760
Revolving line of credit	400,000	400,000
Notes payable, current portion	3,900,000	3,500,000
Convertible notes payable, current portion	1,200,000	1,250,000
Accrued interest – related party	2,284,479	2,043,087
Accrued compensation – related party	2,625,000	2,625,000
Lease liabilities, current portion	1,449,843	1,912,482
Deferred revenue	1,019,146	794,177
Other current liabilities	11,897,478	11,096,820
Total current liabilities	29,181,445	28,532,041

Noncurrent
Term loans, noncurrent portion	3,245,988	2,976,930
Notes payable, noncurrent portion	4,180,000	4,580,000
Convertible notes payable	6,550,000	6,460,000
Convertible notes payable – related party	2,774,965	2,904,357
Convertible note payable at fair value	250,000	270,000
Loans from related party	983,112	983,112
Lease liabilities	1,016,199	1,469,386
Deferred tax liability	499,213	463,909
Total Liabilities	48,680,922	48,639,735
Commitments and contingencies (Note 12)

STOCKHOLDERS’ EQUITY
Preferred Stock, Series C, $0.001 par value, 50,000 shares authorized, 50,000 shares issued and outstanding at June 30, 2026 and December 31, 2025	1,000	1,000
Common stock, $0.015 par value, 200,000,000 shares authorized, 13,025,551 and 12,221,432 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	195,384	183,321
Additional paid-in capital	159,623,905	158,809,301
Accumulated deficit	(153,600,773)	(149,303,197)
Total Stockholders’ Equity	6,219,516	9,690,425
Total Liabilities and Stockholders’ Equity	$54,900,438	$58,330,160

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DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Revenues	$14,443,150	$14,087,529	$27,247,088	$26,257,240

Expenses:
Direct costs	1,028,326	742,171	1,812,977	1,086,585
Payroll and benefits	11,362,761	10,302,292	22,077,905	20,606,985
Selling, general and administrative	1,798,351	1,922,336	3,845,510	3,694,319
Depreciation and amortization	533,966	591,552	1,071,242	1,183,104
Acquisition cost	—	—	—	416,171
Legal and professional	750,808	586,232	1,606,946	1,100,656
Total expenses	15,474,212	14,144,583	30,414,580	28,087,820

Loss from operations	(1,031,062)	(57,054)	(3,167,492)	(1,830,580)

Other (expenses) income, net:
Change in fair value of convertible note	10,000	50,000	20,000	70,000
Loss on extinguishment of debt	—	(835,324)	—	(835,324)
Interest income	11,740	11,205	13,618	17,279
Interest expense	(578,568)	(561,222)	(1,128,398)	(1,121,310)
Total other (expenses) income, net	(556,828)	(1,335,341)	(1,094,780)	(1,869,355)

Loss before income taxes	(1,587,890)	(1,392,395)	(4,262,272)	(3,699,935)

Income tax expense	(17,652)	(21,523)	(35,304)	(43,045)

Net loss	$(1,605,542)	$(1,413,918)	$(4,297,576)	$(3,742,980)

Loss per share:
Basic	$(0.13)	$(0.13)	$(0.34)	$(0.33)
Diluted	$(0.13)	$(0.13)	$(0.34)	$(0.34)

Weighted average number of shares outstanding:
Basic	12,848,706	11,168,572	12,589,779	11,166,596
Diluted	12,848,706	11,232,511	12,589,779	11,230,535

Use of Non-GAAP Financial Measures

In order to provide greater transparency regarding our operating performance, the financial results in this press release refer to non-GAAP financial measures that involve adjustments to GAAP results. Non-GAAP financial measures exclude certain income and/or expense items that management deems are not directly attributable to the Company's core operating results and/or certain items that are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is defined by Dolphin as net (loss) or income adjusted for (i) interest, (ii) taxes, (iii) depreciation and amortization, (iv) acquisition costs, (v) change in fair value of convertible note, (vi) allowance for credit losses, (vii) litigation costs, (viii) loss on extinguishment of debt, and (ix) other one-time or non-cash costs. Consistent with our historical practice, we have not added back the non-recurring retention bonuses discussed above to Adjusted EBITDA, as we believe payroll and benefits costs, even when elevated by unusual timing, are best reflected in our core operating results; we discuss their impact qualitatively above.

Beginning this quarter, the Company is also presenting Adjusted EPS. Adjusted EPS is calculated by dividing Adjusted EBITDA by the weighted average number of basic and diluted shares outstanding for periods in which the Company reports Adjusted EBITDA consistent with the Company's convention for GAAP earnings per share.

Management believes that the presentation of operating results using this non-GAAP financial measure provides useful supplemental information for investors by providing them with the non-GAAP financial measure used by management for financial and operational decision making, planning and forecasting and in managing the business. This non-GAAP financial measure does not replace the presentation of financial information in accordance with U.S. GAAP. These non-GAAP financial results should not be considered a measure of liquidity and are unlikely to be comparable to non-GAAP financial measures provided by other companies.

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Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss (GAAP)	$(1,605,542)	$(1,413,918)	$(4,297,576)	$(3,742,980)
Adjustments to GAAP measure:
Interest expense	566,828	550,017	1,114,780	1,104,031
Income tax expense	17,652	21,523	35,304	43,045
Depreciation and amortization	533,966	591,552	1,071,242	1,183,104
Acquisition costs	—	—	52,728	416,171
Change in fair value of convertible note	(10,000)	(50,000)	(20,000)	(70,000)
Loss on extinguishment of debt	—	835,324	—	835,324
Allowance for credit losses	22,010	93,407	171,801	149,161
One-time advance on distribution of Youngblood	—	—	700,000	—
Non-recurring retention bonuses	360,000	—	360,000
Litigation costs	358,009	—	587,385	—
Adjusted EBITDA (non-GAAP)	$242,923	$627,905	$(224,336)	$(82,144)

Reconciliation of GAAP loss per share to Non-GAAP earnings per share (based on Adjusted EBITDA)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Loss per share (GAAP)	$(0.13)	$(0.13)	$(0.34)	$(0.33)
Adjustments to GAAP measure:
Interest expense	0.04	0.05	0.09	0.10
Depreciation and amortization	0.04	0.05	0.09	0.11
Acquisition costs	—	—	—	0.04
Other one time expenses and income(1)	0.01	0.02	—	(0.01)
Loss on extinguishment of debt	—	0.07	—	0.07
Allowance for credit losses	—	—	0.01	0.01
One-time advance on distribution of Youngblood	—	—	0.05	—
Non-recurring retention bonuses	0.03	—	0.03
Litigation costs	0.03	—	0.05	—
Adjusted Basic EPS based on Adjusted EBITDA (non-GAAP)	$0.02	$0.06	$(0.02)	$(0.01)
Adjusted Fully Diluted EPS	$0.02	$0.04	$(0.02)	$(0.01)

Weighted average number of shares outstanding:
Basic	12,848,706	11,168,572	12,589,779	11,166,596
Fully Diluted	12,848,706	17,426,405	12,589,779	11,166,596
(1)	Includes income tax expense and allowance for credit losses for the three and six months ended June 30, 2026 and 2025 for which the per share adjustments are inconsequential.

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